                                                                  Exhibit 10.(p)

                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

     THIS AMENDED AND RESTATED PROMISSORY NOTE (the "Note") is made as of the 13th day of January, 2003, by and among SAUL HOLDINGS LIMITED PARTNERSHIP ("Borrower"), a Maryland limited partnership, and METROPOLITAN LIFE INSURANCE COMPANY ("Holder"), a New York corporation.

                                    RECITALS

     A. Wells Fargo Bank, National Association, a national banking association ("Original Lender") made a loan to Borrower and Saul Centers, Inc., a Maryland corporation ("Saul Inc."), which loan is evidenced by that certain Promissory Note dated January 11, 1999 (the "$38MM Note"), in the original principal amount of Thirty-Eight Million and 00/100 Dollars ($38,000,000.00), from Borrower and Saul Inc., payable to Original Lender.

     B. The loan evidenced by the $38MM Note was increased to Forty-Two Million and 00/100 Dollars ($42,000,000.00) and the $38MM Note was replaced by that certain Replacement Promissory Note dated November 30, 1999 (the "Replacement Note"), in the original principal amount of Forty-Two Million and 00/100 Dollars ($42,000,000.00), from Borrower and Saul Inc., payable to Original Lender. (The $38MM Note, as increased and replaced by the Replacement Note, is hereinafter referred to as the "Original Note").

     C. The Original Note is secured by, among other things, (a) that certain Deed of Trust, Security Agreement and Assignment of Leases and Rents dated as of January 11, 1999, and recorded among the Land Records (the "Land Records") of the City of Alexandria, Virginia, in Deed Book 1679 at page 1307, as amended by that certain First Amendment to Deed of Trust and Security Agreement and Assignment of Leases and Rents and to Assignment of Leases and Rents dated as of November 30, 1999, and recorded in the Land Records as Instrument #990027397 on December 3, 1999 (the "First Amendment"), from Borrower and Saul Inc. to certain trustees named therein for the benefit of Original Lender (the foregoing Deed of Trust, Security Agreement and Assignment of Leases and Rents, as amended by the First Amendment, is hereinafter referred to as the "Original Deed of Trust"); and (b) that certain Assignment of Leases and Rents dated as of January 11, 1999, and recorded among the Land Records in Deed Book 1679 at page 1363, as amended by the First Amendment, from Borrower to Original Lender (the foregoing Assignment of Leases and Rents, as amended by the First Amendment, is hereinafter referred to as the "Original Assignment of Leases").

     D. As of January 1, 2003, the outstanding principal balance of the Original
Note is Thirty-Nine Million Three Hundred Seventy-Four Thousand Forty-One and 00/100 Dollars ($39,374,041.00).

                             WASHINGTON SQUARE NOTE

Law Offices
HOLLAND & KNIGHT LLP

                                                                  Exhibit 10.(p)

     E. Original Lender has endorsed the Original Note without recourse to Holder and assigned, among other things, the Original Deed of Trust and the Original Assignment of Leases to Holder by that certain Assignment of Loan Documents dated as of even date herewith and being recorded among the Land Records prior to this Deed of Trust.

     F. Holder has agreed to readvance the amortized principal of the Original Note and to advance an additional Five Hundred Thousand and no/100 Dollars ($500,000.00) to Assignor for a total indebtedness of Forty-Two Million Five Hundred Thousand and no/100 Dollars ($42,500,000.00).

     G. Holder and Borrower have agreed to amend and restate the Original Note in its entirety to, among other things, evidence an outstanding principal amount of Forty-Two Million Five Hundred Thousand and no/100 Dollars ($42,500,000.00).

     NOW THEREFORE, in consideration of mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holder and Borrower hereby agree as follows:

     I. Incorporation of Recitals. The foregoing recitals are incorporated herein by this reference and made a part hereof.

     II. Amendment and Restatement of Original Note. From and after the date hereof, the terms, covenants and conditions of the Original Note are hereby amended and restated in their entirety as follows:

                      AMENDED AND RESTATED PROMISSORY NOTE

                                  DEFINED TERMS

Execution Date: January 13, 2003         City and State of Signing: Bethesda,
                                         Maryland

Loan Amount: $42,500,000.00              Interest Rate: 6.01% per annum

Borrower: SAUL HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership

Borrower's Address: 7501 Wisconsin Avenue, Bethesda, Maryland 20814,
Attention: Senior VP, Chief Financial Officer

Holder:  METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

                             WASHINGTON SQUARE NOTE

Law Offices
HOLLAND & KNIGHT LLP

Holder's Address:   Metropolitan Life Insurance Company
                    10 Park Avenue
                    Morristown, NJ 07960
                    Attention: Senior Vice-President
                    Real Estate Investments

                    and:

                    Metropolitan Life Insurance Company
                    10 Park Avenue
                    Morristown, NJ 07960
                    Attention: Associate General Counsel

---------------------------------------------------------------------------------------------------------------------
Maturity Date: the first day of the 180/th/ month           Advance Date: The date funds are disbursed to Borrower.
following the Advance Date.
---------------------------------------------------------------------------------------------------------------------
Interest Only Period: The period from the Advance Date      Principal and Interest Installment Date: The first day
and ending on the last day of the month in which the        of the second calendar month following the Advance
Advance Date occurs.                                        Date.
---------------------------------------------------------------------------------------------------------------------
Monthly Installment: Equal monthly installments of          Permitted Prepayment Period: During the 90-day period
principal and interest at the Interest Rate each in the     prior to the Maturity Date, Borrower may prepay the
amount of $263,535.84.                                      Loan without a Prepayment Fee on 30 days' prior written
                                                            notice. In addition, commencing on the first day of the
The Monthly Installment is based upon an amortization       72/nd/ month following the Advance Date, Borrower may
period of twenty seven and one-half years.                  prepay the Loan with a Prepayment Fee on 45 days' prior
                                                            written notice.
---------------------------------------------------------------------------------------------------------------------

Liable Party:                Saul Centers, Inc., a Maryland corporation

Addresses of Liable Party:   7501 Wisconsin Avenue
                             Bethesda, Maryland 20814
                             Attention:  Senior VP, Chief Financial Officer

Late Charge: An amount equal to four cents ($.04) for each dollar that is overdue.

Default Rate: An annual rate equal to the Interest Rate plus four percent (4%).

                             WASHINGTON SQUARE NOTE

Law Offices
HOLLAND & KNIGHT LLP

                                                                  Exhibit 10.(p)

Note: This Amended and Restated Promissory Note and all renewals, amendments, modifications, restatements and extensions thereof.

Deed of Trust: The Amended and Restated Deed of Trust, Security Agreement and Fixture Filing, dated as of the Execution Date, granted by Borrower to certain trustees for the benefit of Holder and all renewals, amendments, modifications, restatements and extensions thereof.

Loan Documents: This Note, the Deed of Trust and any other documents related to this Note and/or the Deed of Trust (except the Indemnity Agreement and the Guaranty) and all renewals, amendments, modifications, restatements and extensions of these documents.

Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party and all renewals, amendments, modifications, restatements and extensions thereof.

Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Holder together with all renewals, amendments, modifications, restatements and extensions thereof.

The Indemnity Agreement and Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents.

     FOR VALUE RECEIVED, Borrower promises to pay to the order of Holder, at Holder's Address or such other place as Holder may from time to time designate in writing, the Loan Amount with interest payable in the manner described below, in money of the United States of America that at the time of payment shall be legal tender for payment of all obligations.

     Capitalized terms which are not defined in this Note shall have the meanings set forth in the Deed of Trust.

          1. Payment of Principal and Interest. Principal and interest under this Note shall be payable as follows:

               (a) Interest on the funded portion of the Loan Amount shall accrue from the Advance Date at the Interest Rate and shall be paid on the first day of the first calendar month following the Advance Date;

               (b) Commencing on the Principal and Interest Installment Date and on the first day of each calendar month thereafter, to and including the first day of the calendar month immediately preceding the Maturity Date, Borrower shall pay the Monthly Installment; and

               (c) On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest, and all other sums evidenced by this Note or secured by the Deed of Trust and/or any other Loan Documents

                             WASHINGTON SQUARE NOTE

Law Offices
HOLLAND & KNIGHT LLP

                                                                  Exhibit 10.(p)

as well as any future advances under the Deed of Trust that may be made to or on behalf of Borrower by Holder following the Advance Date (collectively, the "Aggregate Indebtedness"), shall become immediately payable in full.

     Borrower acknowledges and agrees that a substantial portion of the original Loan Amount shall be outstanding and due on the Maturity Date.

     Interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty (360)-day year, except that (i) if the Advance Date occurs on a date other than the first day of a calendar month, interest payable for the period commencing on the Advance Date and ending on the last day of the month in which the Advance Date occurs shall be calculated on the basis of the actual number of days elapsed over a 365-day or 366-day year, as applicable, and (ii) if the Maturity Date occurs on a date other than the last day of the month, interest payable for the period commencing on the first day of the month in which the Maturity Date occurs and ending on the Maturity Date shall be calculated on the basis of the actual number of days elapsed over a 365-day or 366-day year, as applicable.

          2. Application of Payments. At the election of Holder, and to the extent permitted by law, all payments shall be applied in the order selected by Holder to any expenses, prepayment fees, late charges, escrow deposits and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid Loan Amount.

          3. Security. The covenants of the Deed of Trust are incorporated by reference into this Note. This Note shall evidence, and the Deed of Trust shall secure, the Aggregate Indebtedness.

          4. Late Charge. If any payment of interest, any payment of a Monthly Installment or any payment of a required escrow deposit is not paid within seven
(7) days of the due date, Holder shall have the option to charge Borrower the Late Charge. The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Holder may have. Unpaid Late Charges shall become part of the Aggregate Indebtedness and shall be added to any subsequent payments due under the Loan Documents. The Late Charge shall not be applicable to the late payment of the Aggregate Indebtedness after the Maturity Date or after acceleration of the Loan after the occurrence of an Event of Default.

          5. Acceleration Upon Default. At the option of Holder, if Borrower fails to pay any sum specified in this Note when due after giving effect to any grace periods, or if an Event of Default occurs, the Aggregate Indebtedness, and all other sums evidenced and/or secured by the Loan Documents, including without limitation any applicable prepayment fees (collectively, the "Accelerated Loan Amount") shall become immediately due and payable.

                             WASHINGTON SQUARE NOTE

Law Offices
HOLLAND & KNIGHT LLP

                                                                  Exhibit 10.(p)

          6. Interest Upon Default. The Accelerated Loan Amount shall bear interest at the Default Rate which shall never exceed the maximum rate of interest permitted to be contracted for under the laws of the State. The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until all defaults are cured.

          7. Limitation on Interest. The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Holder exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Holder shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Holder shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Holder's election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

          8. Prepayment. Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note except as expressly set forth in the Defined Terms. If Borrower provides notice of its intention to prepay, the Accelerated Loan Amount shall become due and payable on the date specified in the prepayment notice. Notwithstanding the foregoing, Borrower shall have the one-time option to withdraw its prepayment notice provided Borrower notifies Holder in writing of its intention to withdraw such prepayment notice no later than five (5) business days prior to date specified in said prepayment notice. In addition, Borrower shall have the one-time option to extend the prepayment date specified in Borrower's prepayment notice by up to five (5) business days provided Borrower notifies Holder in writing of its intention to extend the prepayment date (and indicates the new prepayment date) no later than five (5) business days prior to the prepayment date specified in Borrower's initial prepayment notice.

          9.  Prepayment Fee.

          (a) Any tender of payment by Borrower or any other person or entity of the Aggregate Indebtedness, other than as expressly provided in the Loan Documents, shall constitute a prohibited prepayment. If a prepayment of all or any part of the Aggregate Indebtedness is made following (i) an Event of Default and an acceleration of the Maturity Date, or (ii) in connection with a purchase of the Property or a repayment of the Aggregate

                             WASHINGTON SQUARE NOTE

Law Offices
HOLLAND & KNIGHT LLP

                                                                  Exhibit 10.(p)

Indebtedness at any time before, during or after, a judicial or non-judicial foreclosure or sale of the Property, then to compensate Holder for the loss of the investment, Borrower shall pay an amount equal to the Prepayment Fee (as hereinafter defined).

              (b) The "Prepayment Fee" shall be the greater of (A) the Prepayment Ratio (as hereinafter defined) multiplied by the difference between
(x) and (y), where (x) is the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date, discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate, plus twenty-five (25) basis points, compounded semi-annually, and (y) is the amount of the principal being prepaid, or (B) one percent (1%) of the amount of the Loan being prepaid.

              (c) The "Treasury Rate" shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of this Note, as quoted in the Federal Reserve Statistical Release [H. 15 (519)] under the heading "U.S. Government Securities - Treasury Constant Maturities" for the date on which prepayment is being made. If this rate is not available as of the date of prepayment, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Holder shall select a comparable rate. Holder will, upon request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment.

              (d) The "Prepayment Ratio" shall be a fraction, the numerator of which shall be the amount of principal being prepaid, and the denominator of which shall be the principal then outstanding.

              10. Waiver of Right to Prepay Note Without Prepayment Fee. Borrower acknowledges that Holder has relied upon the anticipated investment return under this Note in entering into transactions with, and in making commitments to, third parties and that the tender of any prohibited prepayment, shall, to the extent permitted by law, include the Prepayment Fee. Borrower agrees that the Prepayment Fee represents the reasonable estimate of Holder and Borrower of a fair average compensation for the loss that may be sustained by Holder as a result of a prohibited prepayment of this Note and it shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid under the Loan Documents.

                             WASHINGTON SQUARE NOTE
Law Offices
HOLLAND & KNIGHT LLP

                                                                  Exhibit 10.(p)

              BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER APPLICABLE STATE LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE DEED OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT FEE SPECIFIED IN SECTION 9. BY EXECUTING THIS NOTE, BORROWER AGREES THAT HOLDER'S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.

              11. Liability of Borrower. Upon the occurrence of an Event of Default, except as provided in this Section 11, Holder will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower. However, nothing contained in this Section 11 shall limit the rights of Holder to proceed against Borrower, the general partner of Borrower and/or the Liable Party, if any, (i) to enforce any leases entered into by Borrower or its affiliates as tenant, guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance, (ii) to recover damages for fraud, material misrepresentation, material breach of warranty or waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Borrower or which, under the terms of the Loan Documents, should have been paid to Holder; (iv) to recover any unapplied tenant security deposits, tenant letters of credit or other deposits or fees paid to Borrower that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Holder; (v) to recover Rents and Profits received by Borrower after the first day of the month in which an Event of Default occurs and prior to the date Holder acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property;
(vi) to recover damages, costs and expenses payable by Borrower pursuant to the provisions of this Deed of Trust pertaining to Hazardous Materials or payable by Borrower or the Liable Party pursuant to the Indemnity Agreement; (vii) to recover all amounts due and payable pursuant to Sections 11.06 and 11.07 of the Deed of Trust; (viii) to recover any amount expended by Holder in connection with the foreclosure of the Deed of Trust where the Borrower or the Liable Party (and anyone on their behalf) have hindered or delayed Holder's exercise of its rights; and/or (ix) to recover damages arising from Borrower's failure to comply with the provisions of the Deed of Trust pertaining to ERISA.

                             WASHINGTON SQUARE NOTE
Law Offices
HOLLAND & KNIGHT LLP

                                                                  Exhibit 10.(p)

       The limitation of liability set forth in this Section 11 shall not apply and the Loan shall be fully recourse in the event that Borrower (i) commences a voluntary bankruptcy or insolvency proceeding or an involuntary bankruptcy or insolvency proceeding is commenced against Borrower and is not dismissed within one hundred twenty (120) days of filing, or (ii) causes or permits a Transfer in violation of the provisions of Article X of the Deed of Trust, or (iii) incurs or permits the incurring of any financing in violation of the provisions of
Section 10.02 of the Deed of Trust, except as otherwise approved by Holder in writing. In addition, this agreement shall not waive any rights which Holder would have under any provisions of Title 11 of the United States Code (together with any successor statutes, the "Bankruptcy Code") to file a claim for the full amount of the Aggregate Indebtedness or to require that the Property shall continue to secure all of the Aggregate Indebtedness.

              12. Waiver by Borrower. Borrower and others who may become liable for the payment of all or any part of this Note, and each of them, waive diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.

              13. Exercise of Rights. No single or partial exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy. Holder shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Holder may deem appropriate, without waiving any other rights or remedies. The release of any party under this Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Indemnity Agreement.

              14. No Amendments. This Note may not be modified or amended except in a writing executed by Borrower and Holder. No waivers shall be effective unless they are set forth in a writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower and Holder.

              15. Governing Law. This Note shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State without regard to conflict of laws principles.

              16. Construction. The words "Borrower" and "Holder" shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, as appropriate. The provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower. If more than one party constitutes

                             WASHINGTON SQUARE NOTE
Law Offices
HOLLAND & KNIGHT LLP

                                                                  Exhibit 10.(p)

Borrower, the obligations of each party shall be joint and several. The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.

              17. Notices. All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Deed of Trust.

              18. Time of the Essence. Time shall be of the essence with respect to all of Borrower's obligations under this Note.

              19. Severability. If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note.

       III. Ratification of Indebtedness. Borrower hereby ratifies and confirms that the Original Note, amended and restated hereby, evidences a principal indebtedness of FORTY-TWO Million FIVE HUNDRED Thousand And 00/100 Dollars ($42,500,000.00) and that said principal indebtedness is due, owing, and payable by Borrower in accordance with the terms and provisions set forth above without setoff, defense or counterclaim.

       IV. Security. The Original Note, as modified and restated hereby, is secured by, among other things, (a) the Original Deed of Trust, as amended and restated by that certain Amended and Restated Deed of Trust, Security Agreement and Fixture Filing dated as of even date herewith ("Amended and Restated Deed of Trust"), and being recorded in the Land Records in conjunction with the execution of this Note; and (b) that Original Assignment of Leases, as amended and restated by that certain Amended and Restated Assignment of Leases and Rents dated as of even date herewith, and being recorded in the Land Records in conjunction with the execution of this Note. Borrower hereby represents and warrants to Holder that there are no offsets, defenses or counterclaims to the Original Note or the Note, or the Original Deed of Trust, as amended by the Amended and Restated Deed of Trust.

       V. No Substitution or Novation. Nothing in this Note shall be construed as a substitution or novation of the Borrower's indebtedness to Holder evidenced by the Original Note, which shall remain in full force and effect, as hereby modified and restated. This Note shall be attached to and become a part of the Original Note.

       VI. Saul Centers, Inc. as Co-Maker. By its acceptance hereof, Holder acknowledges that Saul Inc., although a co-maker of the Original Note, is not a co-maker of this Note; however, in consideration therefore, Saul Inc. has executed and delivered the Guaranty Agreement dated as of even date herewith for the benefit of Holder.

       VII. Successors and Assigns. This Note binds the parties hereto and their heirs, successors and assigns.

                             WASHINGTON SQUARE NOTE
Law Offices
HOLLAND & KNIGHT LLP

                                                                  Exhibit 10.(p)

       VIII. Headings. The headings used herein are for purposes of convenience only and should not be used in construing provisions hereof.

       IX. Rules of Construction. Holder and Borrower acknowledge that each party and its counsel has reviewed this Note, and the parties hereby agree that this Note shall not be construed more strictly against Holder as the drafter thereof.

       X. Governing Law. This Note shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State without regard to conflict of laws principles.


                   [Balance of Page Intentionally Left Blank]
                        [Signature Appears on Next Page]

                             WASHINGTON SQUARE NOTE
Law Offices
HOLLAND & KNIGHT LLP

                                                                  Exhibit 10.(p)

       IN WITNESS WHEREOF, Borrower and Holder have executed this Amended and Restated Note under seal as of the Execution Date.

                                       BORROWER:

                                       SAUL HOLDINGS LIMITED PARTNERSHIP,
                                       a Maryland limited partnership


WITNESS/ATTEST:                        By:  Saul Centers, Inc.,
                                            a Maryland corporation
                                            General Partner

__________________________                  By  _________________________ (seal)
Name:                                           Name:
                                                Title:

[Corporate Seal]


WITNESS/ATTEST:                        HOLDER:

                                       METROPOLITAN LIFE INSURANCE
                                       COMPANY, a New York corporation

__________________________             By:  ______________________________
Name:                                       Name:
                                            Title:

[Corporate Seal]

                             WASHINGTON SQUARE NOTE

Law Offices
HOLLAND & KNIGHT LLP